Power of Attorney

I, Virginia G. Breen, the undersigned Director of UBS Tamarack International Fund, L.L.C. (the “Fund”), hereby authorize each of Robert F. Aufenanger, Stephen C. Roussin and Eric B. Brotman, as attorneys-in-fact, to sign on my behalf in the capacity indicated in the Registration Statement or amendments thereto (including post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By: /s/ Virginia G. Breen____
Name: Virginia G. Breen
Title: Director

Dated as of June 3, 2008